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                                                                    EXHIBIT 23.6



Board of Directors
Valley Bancorporation
July 30, 1998


        We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.


                                    Very truly yours,

                                    COLUMBIA FINANCIAL ADVISORS, INC.


                                    By:  /s/
                                       ---------------------------------------
                                            Robert J. Rogowski
                                            Principal